Exhibit 10.1

Award No.

KITE REALTY GROUP TRUST

2013 EQUITY INCENTIVE PLAN

2016 OUTPERFORMANCE PLAN

LTIP UNIT AGREEMENT

COVER SHEET

Pursuant to the Kite Realty Group Trust 2013 Equity Incentive Plan (as amended from time to time, the “Plan”) and the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P. (as amended from time to time, the “Limited Partnership Agreement”), Kite Realty Group, L.P., a Delaware limited partnership (the “Limited Partnership”), and Kite Realty Group Trust, a Maryland real estate investment trust and the sole general partner of the Limited Partnership (the “Company”), together hereby grant and issue to the Grantee named below an award (the “Award”) of LTIP Units (as defined in the Limited Partnership Agreement) in the number set forth below in consideration of the Grantee’s agreement to provide services to or for the benefit of the Limited Partnership.  The LTIP Units have the rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption and conversion set forth in the Limited Partnership Agreement.  Upon the close of business on the Final Acceptance Date, if the terms and conditions of the Award set forth on this cover sheet and in the attached 2016 Outperformance Plan LTIP Unit Agreement (collectively, the “Agreement”), in the Limited Partnership Agreement, and in the Plan are accepted, the Grantee shall receive the number of LTIP Units specified below, effective as of the Grant Date, subject to the vesting, forfeiture, and other conditions set forth in this Agreement, in the Limited Partnership Agreement, and in the Plan.

Name of Grantee:

Grantee’s Social Security Number:     -    -

Maximum Number of LTIP Units Covered by this Award:

Grant Date:

Final Acceptance Date:                [Typically 10 business days after the Grant Date]

By your signature below, you agree to all of the terms and conditions described herein, in the attached Agreement, and in the Plan, a copy of which is also attached.  You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

KITE REALTY GROUP, L.P., a Delaware limited partnership

By:	Kite Realty Group Trust, a Maryland real estate investment trust, its general partner

By:
Name:
Title:

KITE REALTY GROUP TRUST, a Maryland real estate investment trust

By:
Name:
Title:

GRANTEE:

(Sign Name)

(Print Name)

Address:

The Grantee’s spouse indicates, by the execution of this Agreement, his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the LTIP Units.

GRANTEE’S SPOUSE:

(Sign Name)

(Print Name)

Attachment

This is not a share certificate or a negotiable instrument.

KITE REALTY GROUP TRUST

2013 EQUITY INCENTIVE PLAN

2016 OUTPERFORMANCE PLAN

LTIP UNIT AGREEMENT

Acceptance of Agreement

Unless you are already a Partner (as defined in the Limited Partnership Agreement), you must sign, as a Partner, and deliver to the Limited Partnership, a Limited Partner Acceptance to the Limited Partnership Agreement (attached hereto as Exhibit A). Upon signature and delivery of the Limited Partner Acceptance on or prior to the Final Acceptance Date, to the extent required, you shall be admitted as a Partner of the Limited Partnership, as of the Grant Date, with beneficial ownership of the number of LTIP Units specified on the cover sheet of this Agreement. Thereupon, you shall have all the rights of a Partner of the Limited Partnership with respect to the number of LTIP Units specified on the cover sheet of this Agreement, as set forth in the Limited Partnership Agreement, subject, however, to the restrictions and conditions specified herein, in the Limited Partnership Agreement, and in the Plan. In order to confirm receipt of this Agreement, Grantee must sign and deliver to the Company a copy of this Agreement.

Vesting of LTIP Units

You shall vest in the number of LTIP Units determined in accordance with the terms and provisions of Exhibit B attached hereto in accordance with the vesting provisions set forth in Exhibit B attached hereto.

To the extent you are a party to another agreement or arrangement with the Company or any Affiliate that provides either (i) accelerated vesting of the LTIP Units granted hereunder in the event of certain types of employment terminations or any other applicable vesting-related events or (ii) provides more favorable vesting provisions with respect to the LTIP Units granted hereunder than provided for in this Agreement, such accelerated vesting provisions are hereby expressly superseded and replaced with respect to this Award.

Leaves of Absence

For purposes of this Agreement, your Service does not terminate when you go on a bona fide leave of absence that was approved by your employer in writing if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

Your employer may determine, in its discretion, which leaves count for this purpose and when your Service terminates for all purposes under the Agreement and the Plan, in accordance with the provisions of the

Plan. Notwithstanding the foregoing, the Company may determine, in its discretion, which leaves count for this purpose even if your employer does not agree.

Forfeiture of LTIP Units

The LTIP Units shall be subject to forfeiture in accordance with the terms and provisions of Exhibit B attached hereto. Upon such forfeiture, your rights to such LTIP Units shall be null and void, and neither you nor any of your successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such LTIP Units.

Distributions	You shall be entitled to distributions on the LTIP Units in accordance with the terms and provisions of the Limited Partnership Agreement.

Conversion and Redemption

The LTIP Units shall be subject to conversion and redemption in accordance with the terms and provisions of the Limited Partnership Agreement. Furthermore, in accordance with the Limited Partnership Agreement, in the event the Grantee’s Service is terminated, the Company reserves the right at any time thereafter to convert vested LTIP units into an equal number of Class A Units of the Limited Partnership (as defined in the Limited Partnership Agreement), and in addition, to redeem such Class A Units for Shares or cash, at the election of the Company. Upon any such conversion and redemption, this Agreement shall be fully satisfied, and the Company shall have no further obligation under the Agreement.

Restrictions on Transfer

You shall not, without the consent of the Company (which the Company may give or withhold in its sole discretion), sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any LTIP Units (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of LTIP Units to the Limited Partnership or the Company or to any Transfer by will or pursuant to the laws of descent and distribution.

Investment Representation

You hereby make the covenants, representations, and warranties set forth on Exhibit C attached hereto as of the date of acceptance of this Agreement and on each applicable vesting date, as determined in Exhibit B attached hereto. All of such covenants, warranties, and representations shall survive the execution and delivery of this Agreement by you. You shall immediately notify the Limited Partnership upon discovering that any of the representations or warranties set forth on Exhibit C were false when made or have, as a result of changes in circumstances, become false.

Registration

You hereby acknowledge that the LTIP Units have not been registered under the Securities Act and that the LTIP Units cannot be transferred by you other than in accordance with the terms and conditions set forth in the Plan, this Agreement, and the Limited Partnership Agreement and, in any event, unless such transfer is registered under the Securities Act or an exemption from such registration is available. Neither the Company nor the Limited Partnership has made any agreements, covenants, or undertakings whatsoever to register the transfer of the LTIP Units under the Securities Act. Neither the Company nor the Limited Partnership has made any representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act (“Rule 144”), will be available. If an exemption under Rule 144 is available at all, it will not be available until all applicable terms and conditions of Rule 144 have been satisfied.

Code Section 83(b) Election

You hereby agree to make an election to include in gross income in the year of transfer the LTIP Units pursuant to Section 83(b) of the Code substantially in the form attached hereto as Exhibit D and to supply the necessary information in accordance with the regulations promulgated thereunder.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S OR THE LIMITED PARTNERSHIP’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY, THE LIMITED PARTNERSHIP, OR THEIR RESPECTIVE REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER TO FILE ANY CODE SECTION 83(b) ELECTION AND REGARDING THE ACCURACY AND TIMELINESS OF SUCH FILING.

Amendment

You acknowledge that the Plan may be amended, suspended, or terminated and that this Agreement may be amended, suspended, or terminated by the Company, on behalf of the Limited Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall impair your rights under this Agreement without your written consent.

Withholding Taxes

You agree as a condition of this Award that you will make acceptable arrangements to pay any withholding or other taxes that may be due in connection with the Award of the LTIP Units. In the event that the Company or an Affiliate, as applicable, determines that any federal, state, local, or foreign tax or withholding payment is required relating to the LTIP Units arising from this Award, the Company or an Affiliate, as applicable, shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or an Affiliate, as applicable.

Retention Rights

This Agreement and the grant evidenced hereby do not give you the right to be retained by the Company or an Affiliate in any capacity. Unless otherwise specified in an employment or other written agreement between the Company or an Affiliate, as applicable, and you, the Company or an Affiliate, as applicable, reserves the right to terminate your Service at any time and for any reason.

Legend

The records of the Limited Partnership evidencing the LTIP Units shall bear an appropriate legend, as determined by the Limited Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth in this Agreement, in the Plan, and in the Limited Partnership Agreement.

Clawback

This Award is subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to any Company “clawback” or recoupment policy that requires the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and you knowingly engaged in the misconduct, were grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct, or were grossly negligent in failing to prevent the misconduct, you shall reimburse the Company the amount of any payment in settlement of this Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

Applicable Law and Venue

This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. You agrees that the exclusive venue for any disputes arising out of or related to this Agreement shall be the state or federal courts located in [Indianapolis, Indiana].

Remedies

You shall be liable to the Company and the Limited Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the LTIP Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, you agree that the Company and the

Limited Partnership shall be entitled to obtain specific performance of your obligations under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. You will not urge as a defense that there is an adequate remedy at law.

The Plan

The text of the Plan is incorporated into this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.

This Agreement, the Limited Partnership Agreement, and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments, or negotiations concerning this Award are superseded; except that any written employment, consulting, confidentiality, non-competition, non-solicitation, and/or severance agreement between you and the Company or an Affiliate, as applicable, shall supersede this Agreement with respect to its subject matter.

Data Privacy

In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you, such as your contact information, payroll information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this Award, you give explicit consent to the Company to process any such personal data.

Code Section 409A

It is intended that this Award comply with Code Section 409A or an exemption to Code Section 409A. To the extent that the Company determines that you would be subject to the additional twenty percent (20%) tax imposed on certain non-qualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee. For purposes of this Award, a termination of employment only occurs upon an event that would be a “separation from service” within the meaning of Code Section 409A.

Profits Interest

The Company, the Limited Partnership, and you acknowledge and agree that the LTIP Units are hereby issued to you for the performance of services to or for the benefit of the Limited Partnership in your capacity as a Partner or in anticipation of becoming a Partner.

The Company, the Limited Partnership, and you intend that (a) the LTIP Units be treated as “profits interests” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto, including, without limitation, Internal Revenue Service Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Internal Revenue Service Revenue Procedure 2001-43, 2001-2 C.B. 191; (b) the issuance of such interests not be a taxable event to the Limited Partnership or you as provided in such Revenue Procedures; and (c) the Limited Partnership Agreement, the Plan, and this Agreement be interpreted consistently with such intent.

You are urged to consult with your own tax advisor regarding the tax consequences of the receipt of LTIP Units, the conversion of LTIP Units into Class A Units, the holding of LTIP Units and Class A Units, the redemption or other disposition of Class A Units, and the acquisition, holding, and disposition of Shares.

You shall make no contribution of capital to the Limited Partnership in connection with the Award and, as a result, your Capital Account (as defined in the Limited Partnership Agreement) balance in the Limited Partnership immediately after your receipt of the LTIP Units shall be equal to zero, unless you were a Partner in the Limited Partnership prior to this Award, in which case your Capital Account balance shall not be increased as a result of your receipt of the LTIP Units.

By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

LIMITED PARTNER ACCEPTANCE

This Limited Partner Acceptance to the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P. (the “Acceptance”), which Acceptance is incorporated into that certain Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P. dated as of August 16, 2004 and as amended from time to time (the “Partnership Agreement”), is executed and delivered by the undersigned.  As of the date hereof, the undersigned, designated as an Additional Limited Partner, is admitted as a Limited Partner of the Partnership, and by said undersigned’s execution and delivery hereof, said undersigned agrees to be bound by the terms and provisions of the Partnership Agreement, including the power of attorney set forth in Section 15.11 of the Partnership Agreement.  The number of LTIP Units issued as of the date hereof to the undersigned designated as an Additional Limited Partner is shown opposite such Additional Limited Partner’s signature below.  All terms used herein and not otherwise defined shall have the meanings given them in the Partnership Agreement.

This Acceptance may be executed in two or more counterparts, each of which shall be deemed an original but all of which collectively shall constitute one and the same document.

Dated:	GENERAL PARTNER

KITE REALTY GROUP TRUST

By:
Name:
Title:

ADDITIONAL LIMITED PARTNER

Number of LTIP Units:

Name:
Tax ID#:
Address:

A-1

EXHIBIT B

KITE REALTY GROUP TRUST 2016 OUTPERFORMANCE PLAN REALIZATION AND VESTING RULES

ARTICLE I: PURPOSE

The purpose of these Kite Realty Group Trust 2016 Outperformance Plan LTIP Units Realization and Vesting Rules (the “Rules”) is to establish the mechanism for determining the number of LTIP Units, if any, that will vest under the Agreement.  These Rules award you a notional interest in a cash-denominated bonus pool, the maximum value of which is six million dollars ($6,000,000), but which may be less, or even zero, based on the TSR performance of the Company.  Your notional interest is the percentage applied to the ultimate Final Bonus Pool (defined below).  The dollar amount of your interest in the Final Bonus Pool, if any, then is used to calculate the number of LTIP Units in which you are eligible to vest.  The Final Bonus Pool and your Bonus Pool Interest (defined below) are notional amounts, which are not separately payable, but instead are components of a formula intended to govern the vesting and forfeiture of the Award of LTIP Units under the Agreement, as further set forth below.

ARTICLE II: DEFINITIONS

The capitalized terms below shall have the following meanings for purposes of this Exhibit B.  Capitalized terms that are used but not defined herein shall have the meanings provided in the Plan or in the Agreement to which this Exhibit B is attached.

2.1          “2016 OPP” means this Award and all other awards granted pursuant to a 2016 Outperformance Plan LTIP Unit Agreement under the Plan.

2.2          “Absolute TSR Component” means, as of the Measurement Date, an amount equal to the product of (i) three percent (3%), times (ii) the difference obtained by subtracting (A) the Aggregate Market Capitalization as of such date, minus (B) the Aggregate Absolute TSR Threshold as of such date; provided, however, that in no event shall the Absolute TSR Component exceed six million dollars ($6,000,000) under any circumstances.  If the calculation of the Absolute TSR Component results in a negative number for the applicable Measurement Date, then the Absolute TSR Component as of such date shall equal zero for purposes of such calculation.

2.3          “Administrator” means the Committee designated to administer the Plan and constituted in accordance with the Plan or the Board.

2.4          “Aggregate Absolute TSR Threshold” means, as of the Measurement Date, the sum of the Per Share Absolute TSR Threshold determined for all Shares that are or were outstanding during the Measurement Period through such date.

2.5          “Aggregate Baseline Capitalization Value” means, as of the Measurement Date, the sum of the Per Share Baseline Capitalization Value determined for all Shares that are or were outstanding during the Measurement Period through such date.

2.6          “Aggregate Market Capitalization” means, as of the Measurement Date, an amount equal to the sum of (i) the aggregate Per Share Market Capitalization determined for all Shares that are or were outstanding during the Measurement Period through such date, plus (ii) the sum of all dividends (including special dividends) declared by the Company with respect to the Shares during the period beginning on (and including) January 4, 2016 and ending on (and including) such date.

2.7          “Bonus Pool” means a cash-denominated bonus pool determined in accordance with this Agreement.

2.8          “Bonus Pool Interest” means the Bonus Pool Interest granted in accordance with Section 3.1(a) hereof.

2.9          “Final Bonus Pool” means, as of the Measurement Date, a Bonus Pool equal to the sum of (i) the Absolute TSR Component as of such date, plus (ii) the Relative TSR Component as of such date (the latter of which, for the avoidance of doubt, may be a negative number); provided, however, that in no event shall the Final Bonus Pool (i) be greater than six million dollars ($6,000,000) or (ii) be less than zero.

2.10        “Good Reason” shall have the meaning provided in an applicable employment or other service agreement between the Company (or an Affiliate) and the Grantee or, if no such agreement exists or such agreement does not contain a “good reason” definition, then Good Reason shall mean the occurrence of any one or more of the following events without the Grantee’s prior written consent, subject to the cure provisions described below:

(a)           The material reduction of the Grantee’s authority, duties, and responsibilities, or the assignment to the Grantee of duties materially and adversely inconsistent with the Grantee’s position or positions with the Company or an Affiliate;

(b)           A reduction of the Grantee’s annual base salary, except in connection with a reduction in compensation generally applicable to similarly-situated employees of the Company or an Affiliate; or

(c)           A requirement by the Company or an Affiliate that the Grantee’s work location be moved more than fifty (50) miles from its existing location.

Notwithstanding the foregoing, the Grantee will not be deemed to have resigned for Good Reason unless (1) the Grantee provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by the Grantee to constitute Good Reason within sixty (60) days after the date of the occurrence of any event that the Grantee knows or should reasonably have known to constitute Good Reason; (2) the Company fails to cure such acts or omissions within thirty (30) days following its receipt of such notice; and (3) the effective date of the Grantee’s termination for Good Reason occurs no later than thirty (30) days after the expiration of the cure period.

2.11        “Index Return Percentage” means, as of the Measurement Date, the total shareholder return for the SNL Equity REIT Index (or any successor or replacement index thereto or therefor or, in the event there is no successor or replacement index, the MSCI US REIT Index) from January 4, 2016 (or, in respect of Shares that become outstanding after such date, from the date such Shares become outstanding) through the Measurement Date, expressed as a percentage and calculated in a manner consistent with TSR calculations under this Agreement.

2.12        “Initial Per Share Value” means the five (5)-trading-day trailing average market closing price per Share over the period ending on January 4, 2016.

2.13        “Measurement Date” means the first trading day after the date on which the Measurement Period ends (whether on December 31, 2019 or earlier upon a Corporate Transaction) and by reference to which the Final Bonus Pool is determined.  For purposes of the Limited Partnership Agreement, the Measurement Date shall be the Distribution Participation Date.

2.14        “Measurement Date Per Share Value” means the highest twenty (20)-trading-day average market closing price per Share over the ninety (90)-day period ending on the date on which the Measurement Period ends.

2.15        “Measurement Period” means the period beginning on January 4, 2016 and ending on December 31, 2019, unless terminated earlier in connection with a Corporate Transaction, as provided herein.

2.16        “Non-Transactional Corporate Transaction” means the occurrence of a Corporate Transaction under the Plan on account of the Incumbent Board ceasing to constitute at least a majority of the Board.

2.17        “Per Share Absolute TSR Threshold” means, as of the Measurement Date, with respect to each Share that is or was outstanding during the Measurement Period, an amount equal to the product obtained by multiplying (i) the Per Share Baseline Capitalization Value for such Share, times (ii) a percentage equal to the sum of (A) 100 plus (B) the product of 27 times (X / 1,096), where “X” equals the number of days in the Measurement Period (including the date of measurement) during which such Share has been (or was, as applicable) outstanding.

2.18        “Per Share Baseline Capitalization Value” means (i) with respect to each Share that is issued and outstanding as of the Grant Date, the Initial Per Share Value, or (ii) with respect to each Share that is first issued or sold and becomes outstanding during the Measurement Period (if any), the Fair Market Value of the Share on the date on which such Share is issued or sold and becomes outstanding.

2.19        “Per Share Market Capitalization” means, as of the Measurement Date: (i) with respect to each Share outstanding on such date, the highest twenty (20)-trading-day average market closing price per Share over the ninety (90)-day period ending on the date on which the Measurement Period ends, or (ii) with respect to each Share that was repurchased or redeemed by the Company and which ceased to be outstanding during the Measurement Period (and prior to such date), the price per Share at which such Share was repurchased or redeemed by the Company; provided, however, that notwithstanding the foregoing, for purposes of determining Per Share Market Capitalization when calculating the Final Bonus Pool (and all components thereof) in connection with a Corporate Transaction (other than a Non-Transactional Corporate Transaction), the Transaction Price shall be used for the Shares described in clause (i) above which are outstanding on such date in lieu of the highest twenty (20)-trading-day average market closing price per Share over the ninety (90)-day period ending on the date of the consummation of such Corporate Transaction.

2.20        “Pro Rata Vesting Ratio” means a fraction, (i) the numerator of which equals the number of days elapsed in the Measurement Period through the date the Grantee experiences a Qualifying Termination, and (ii) the denominator of which equals the total number of days in the Measurement Period.

2.21        “Qualifying Termination” means a termination of the Grantee’s Service by the Company without Cause, by the Grantee for Good Reason, or due to the Grantee’s death, Disability, or Retirement.

2.22        “Realizable LTIP Units” means the number of LTIP Units determined under Section 3.1 in which the Grantee may vest pursuant to Section 3.2.

2.23        “Relative TSR Component” means, as of the Measurement Date, a dollar amount equal to the product obtained by multiplying (i) a percentage equal to the difference obtained by subtracting (A) the Relative TSR Percentage as of such date minus (B) the Index Return Percentage as of such date, times (ii) the Aggregate Market Capitalization as of such date, times (iii) three percent (3%); provided, however, that in no event shall the Relative TSR Component exceed six million dollars ($6,000,000) under any circumstances; provided, further, that if, as of such date, the difference obtained by subtracting the Index Return Percentage minus the Relative TSR Percentage equals an amount, expressed as a percentage, that is greater than the product obtained by multiplying (a) nine percent (9%) times (b) (X / 1,096) where “X” equals the number of days elapsed in the Measurement Period as of such date, the Relative TSR Component shall instead equal the Relative TSR Underperformance Component as of such date.  In addition, notwithstanding the foregoing, if, on the date with respect to which the Relative TSR Component is being measured, the Relative TSR Component does not equal the Relative TSR Underperformance Component, but the Aggregate Market Capitalization as of such date exceeds the Aggregate Baseline Capitalization Value on such date by less than the percentage obtained by multiplying (A) twenty-one percent (21%) times (B) (X / 1,096) where “X” equals the number of days elapsed in the Measurement Period as of such date, then the Relative TSR Component determined in accordance with the immediately preceding sentence shall be reduced for purposes of such measurement by multiplying the Relative TSR Component determined in accordance with the preceding sentence by a fraction, (I) the numerator of which equals the product of 100 times the difference obtained by subtracting (A) the ratio of the Aggregate Market Capitalization as of such date to the Aggregate Baseline Capitalization Value on such date, minus (B) one (1), and (II) the denominator of which equals the product of (A) twenty-one (21) times (B) (X / 1,096) where “X” equals the number of days elapsed in the Measurement Period as of such date; provided, however, that if the Aggregate Market Capitalization is equal to or less than the Aggregate Baseline Capitalization Value on the given date, then the Relative TSR Component for such date shall equal the lesser of the Relative TSR Underperformance Component as of such date or zero.

2.24        “Relative TSR Percentage” means, as of the Measurement Date, the result, expressed as a percentage, determined by subtracting (i) the quotient obtained by dividing (A) the Aggregate Market Capitalization as of such date, by (B) the Aggregate Baseline Capitalization Value as of such date, minus (ii) one (1); provided, however, that if the Aggregate Baseline Capitalization Value equals or exceeds the Aggregate Market Capitalization on such date, the Relative TSR Percentage as of such date shall equal the lesser of the Relative TSR Underperformance Component as of such date or zero.

2.25        “Relative TSR Underperformance Component” means, as of the Measurement Date, a negative dollar amount equal to the product obtained by multiplying (A) three percent (3%), times (B) the amount, expressed as a percentage, by which (I) (a) the Index Return Percentage as of such date, minus (b) the Relative TSR Percentage as of such date, exceeds (II) the product obtained by multiplying (a) nine percent (9%) times (b) (X /

1,096) where “X” equals the number of days elapsed in the Measurement Period as of such date, times (C) the Aggregate Market Capitalization as of such date.

2.26        “Retirement” means [the Grantee’s voluntary termination of Service with the Company and all of its Affiliates after the attainment of age sixty-five (65) and ten (10) years of Service].

2.27        “Transaction Price” means the final, publicly announced, price per Share paid by an acquirer in connection with a Corporate Transaction (other than a Non-Transactional Corporate Transaction); provided, however, that the Administrator may, in its sole discretion, discount the value of any earn-out, escrow, or other deferred or contingent consideration (in each case, to zero) as it deems appropriate.

2.28        “TSR” means the Company’s total shareholder return, as determined in accordance with the Absolute TSR Component and Relative TSR Component metrics described herein.

ARTICLE III: NUMBER AND VESTING OF REALIZABLE LTIP UNITS

3.1          Bonus Pool Interest; Realizable LTIP Units.

(a)           Grant of Bonus Pool Interest.  The Company hereby grants to the Grantee a [    ] percent ([    ]%) interest in the Final Bonus Pool (the “Bonus Pool Interest”), subject to the terms and conditions of this Exhibit B and the Agreement.

(b)           Excess Grants of Bonus Pool Interests.  To the extent (if any) that the sum of all Bonus Pool Interests granted under the 2016 OPP exceeds one hundred percent (100%) on the Measurement Date, then all Bonus Pool Interests that vest and are outstanding under the 2016 OPP on the Measurement Date (including any such Bonus Pool Interests granted in excess of one hundred percent (100%)) shall be reduced pro rata on the Measurement Date such that the sum of all vested Bonus Pool Interests outstanding under 2016 OPP awards on the Measurement Date shall equal one hundred percent (100%) (and any Bonus Pool Interests that are forfeited on or prior to the Measurement Date will be disregarded for purposes of this allocation).  If the sum of all Bonus Pool Interests is less than one hundred percent (100%) on the Determination Date, no Bonus Pool Interest (including the Grantee’s Bonus Pool Interest) shall be increased as a result thereof.

(c)           Timing of Final Bonus Pool Determination. The Administrator shall determine the Final Bonus Pool, calculated as of the last day of the Measurement Period: (i) if the Measurement Period ends on December 31, 2019 or upon a Non-Transactional Corporate Transaction occurring prior to December 31, 2019, within thirty (30) days following the Measurement Date, or (ii) if the Measurement Period ends upon a Corporate Transaction occurring prior to December 31, 2019 (other than a Non-Transactional Corporate Transaction), on or prior to the Corporate Transaction.

(d)           Realizable LTIP Units.

(i)           Subject to Section 3.1(d)(ii) and Section 3.1(d)(iii), to the extent that a Final Bonus Pool is created based on the Company’s TSR performance during the Measurement Period, the number of Realizable LTIP Units will be the quotient (rounded down to the nearest integer) determined by dividing (i) the product of (A) the Grantee’s Bonus Pool Interest (as may be reduced in accordance with Section 3.1(b) hereof), multiplied by (B) the dollar value of the Final Bonus Pool, by (ii) the Measurement Date Per Share Value; provided, however, that if the Measurement Date occurs upon the consummation of a Corporate Transaction (other than a Non-Transactional Corporate Transaction), then the Transaction Price shall be used in lieu of the Measurement Date Per Share Value for purposes of calculating the number of Realizable LTIP Units pursuant to this paragraph.

(ii)          Subject to Section 3.1(d)(iii), if a Grantee experiences a Qualifying Termination during the Measurement Period and to the extent that a Final Bonus Pool is created based on the Company’s TSR performance during the Measurement Period, the number of Realizable LTIP Units will be the quotient (rounded down to the nearest integer) determined by dividing (i) the product of (A) the Grantee’s Bonus Pool Interest (as may be reduced in accordance with Section 3.1(b) hereof), multiplied by (B) the dollar value of the Final Bonus Pool, multiplied by (C) the Pro Rata Vesting Ratio, by (ii) the Measurement Date Per Share Value; provided, however, that if the Measurement Date occurs upon the consummation of a Corporate Transaction (other than a Non-Transactional Corporate Transaction), then the Transaction Price shall be used in lieu of the Measurement Date Per Share Value for purposes of calculating the number of Realizable LTIP Units pursuant to this paragraph.

(iii)         The number of Realizable LTIP Units determined pursuant to this Section 3.1(d) shall not exceed the number of LTIP Units set forth on the cover sheet of this Agreement.

3.2          Vesting of Realizable LTIP Units.  Notwithstanding any accelerated vesting provisions contained in any other agreement between the Company and the Grantee[, including without limitation that certain Employment Agreement, dated [        ], by and between the Company and the Grantee], which accelerated vesting provisions are hereby expressly superseded and replaced with respect to this Award, the following provisions, as applicable, shall govern the vesting of the Award of LTIP Units:

(a)           Three-Year Measurement Period, No Qualifying Termination. Except as otherwise provided in Sections 3.2(b) through 3.2(e) hereof, if the Measurement Period ends on December 31, 2019 (and no Corporate Transaction is consummated prior to such date), subject to the Grantee’s continued Service through the Measurement Date, then:

(i)           One-third (1/3) of the Realizable LTIP Units will vest on the Measurement Date;

(ii)          One-third (1/3) of the Realizable LTIP Units will vest on the first (1st) anniversary of the Measurement Date, subject to (A) the Grantee’s continued Service through such vesting date and (B) accelerated vesting under Sections 3.2(c) and 3.2(e) hereof; and

(iii)         One-third (1/3) of the Realizable LTIP Units will vest on the second (2nd) anniversary of the Measurement Date, subject to (A) the Grantee’s continued Service through such vesting date and (B) accelerated vesting under Sections 3.2(c) and 3.2(e) hereof.

(b)           Qualifying Termination During Measurement Period.  Subject to Section 3.1(b) hereof, if a Grantee experiences a Qualifying Termination during the Measurement Period, then the unvested Realizable LTIP Units, determined and pro-rated pursuant to Section 3.1(d)(ii), shall vest in full as of the Measurement Date.

(c)           Qualifying Termination After Measurement Period. If a Grantee experiences a Qualifying Termination after the Measurement Period, then any unvested Realizable LTIP Units,

determined pursuant to Section 3.1(d)(i), shall vest in full immediately prior to such Qualifying Termination.

(d)           Corporate Transaction That Ends Measurement Period. If the Measurement Period ends prior to December 31, 2019 upon a Corporate Transaction, then (i) if the Grantee remains in Service through such Corporate Transaction, the Grantee shall vest in full in the Realizable LTIP Units, and (ii) if the Grantee experienced a Qualifying Termination prior to such Corporate Transaction, the Grantee shall vest in accordance with Section 3.2(b) hereof.  Any LTIP Units vesting pursuant to this Section 3.2(d) shall be subject to the terms and conditions of the definitive Corporate Transaction documents applicable to the LTIP Units generally, if any, including without limitation any such terms and conditions of an applicable purchase agreement, and the Grantee hereby consents and agrees to be bound by any and all such terms and conditions with respect to any LTIP Units vested hereunder.

(e)           Corporate Transaction After Measurement Period Ends. If a Corporate Transaction occurs after the Measurement Period ends on December 31, 2019, then, subject to the Grantee’s continued Service through such Corporate Transaction, any unvested Realizable LTIP Units, determined pursuant to Section 3.1(d)(i), shall vest in full immediately prior to such Corporate Transaction.

3.3          Forfeiture.

(a)           Upon the earliest to occur of (i) the Grantee’s termination of Service prior to the Measurement Date for any reason other than a Qualifying Termination, or (ii) the Administrator’s determination that the Final Bonus Pool equals zero, the Grantee shall immediately forfeit all LTIP Units under this Agreement and the 2016 OPP, without further action on the part of the Company or the Grantee and without payment of consideration therefor, which forfeiture shall include, without limitation, any rights or interest in the Final Bonus Pool.

(b)           Upon the Grantee’s termination of Service after the Measurement Date for any reason other than a Qualifying Termination, the Grantee shall immediately forfeit all unvested Realizable LTIP Units under this Agreement and the 2016 OPP, without further action on the part of the Company or the Grantee and without payment of consideration therefor.

(c)           Upon the determination of the number of Realizable LTIP Units in accordance with Section 3.1(d), the Grantee shall immediately forfeit the excess, if any, of (i) the number of LTIP Units set forth on the cover sheet of the Agreement over (ii) the number of Realizable LTIP Units determined in accordance with Section 3.1(d), without further action on the part of the Company or the Grantee and without payment of consideration therefor.

(d)           In no event will forfeited LTIP Units or Bonus Pool Interests be re-allocated or re-granted to the Grantee or any other grantee under the 2016 OPP.

EXHIBIT C

GRANTEE’S COVENANTS, REPRESENTATIONS, AND WARRANTIES

The Grantee hereby represents, warrants, and covenants as follows:

(a)                                 The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):

(i)                                     The Company’s latest Annual Report to Shareholders;

(ii)                                  The Company’s Proxy Statement for its most recent Annual Meeting of Shareholders;

(iii)                               The Company’s Report on Form 10-K for the fiscal year most recently ended;

(iv)                              The Company’s Form 10-Q for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;

(v)                                 Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the later of the Form 10-K described in clause (iii) above and the Form 10-Q described in clause (iv) above;

(vii)                           The Limited Partnership Agreement; and

(viii)                        The Plan.

The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Limited Partnership prior to the determination by the Limited Partnership of the suitability of the Grantee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.

(b)                                 The Grantee hereby represents and warrants that:

(i)                                     The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him, her, or it with respect to the grant to him, her, or it of LTIP Units, the potential conversion of LTIP Units into Class A Units of the Limited Partnership (“Partnership Units”) and the potential redemption of such Partnership Units for common shares of beneficial interests, par value $0.01 per share, of the Company (“Shares”), has such knowledge, sophistication, and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Limited Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his, her, or its own interest or has engaged representatives or advisors to assist him, her, or it in protecting his, her, or its interests, and (III) is capable of bearing the economic risk of such investment.

(ii)                                  The Grantee understands that (A) the Grantee is responsible for consulting his, her, or its own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local, or other taxing jurisdiction to which the Grantee is or by reason of the Award of LTIP Units may become subject, to his, her, or its particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Limited Partnership, or any of their respective employees, officers, directors, shareholders, agents, consultants, advisors, or any affiliates of any of them in their capacity as such; (C) the Grantee provides or will provide services to the Limited Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Limited Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this Award of LTIP Units; and (D) an investment in the Limited Partnership and/or the Company involves substantial risks.  The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Limited Partnership and the Company and their respective activities (including, but not limited to, the Background Documents).  The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee.  The Grantee confirms that all documents, records, and books pertaining to his, her, or its receipt of LTIP Units which were requested by the Grantee have been made available or delivered to the Grantee.  The Grantee has had an opportunity to ask questions of and receive answers from the Limited Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units.  The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Limited Partnership or the Company.  The Grantee did not receive any tax, legal, or financial advice from the Limited Partnership or the Company and, to the extent it deemed necessary, has consulted with its own advisors in connection with its evaluation of the Background Documents, this Agreement, and the Grantee’s receipt of LTIP Units.

(iii)                               The LTIP Units to be issued, the Partnership Units issuable upon conversion of the LTIP Units, and any Shares issued in connection with the redemption of any such Partnership Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the LTIP Units, the Plan, and this Agreement) at all times to sell or otherwise dispose of all or any part of his or her LTIP Units, Partnership Units, or Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.

(iv)                              The Grantee acknowledges that (A) neither the LTIP Units to be issued, nor the Partnership Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Partnership Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Limited Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such LTIP Units, or Partnership Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Partnership Units, and (E) neither the Limited Partnership nor the Company has any obligation or intention to register such LTIP Units or the Partnership Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except that, upon the redemption of the Partnership Units for Shares, the Company currently intends to issue such Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (i) the Grantee is eligible to receive such Shares under the Plan at the time of such issuance, and (ii) the Company has filed an effective Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Shares.  The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Partnership Units issuable upon conversion of the LTIP Units which are set forth in the Limited Partnership Agreement or this Agreement, the Grantee may have to bear the economic risk of his, her, or its ownership of the LTIP Units acquired hereby and the Partnership Units issuable upon conversion of the LTIP Units for an indefinite period of time.

(v)                                 The Grantee has determined that the LTIP Units are a suitable investment for the Grantee.

(vi)                              No representations or warranties have been made to the Grantee by the Limited Partnership or the Company, or any employee, officer, director, shareholder, agent, consultant, advisors, or affiliate of any of them, and the Grantee has received no information relating to an investment in the Limited Partnership or the LTIP Units except the information specified in paragraph (a) above.

(c)                                  So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Limited Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Limited Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to the Limited Partnership or to comply with requirements of any other appropriate taxing authority.

(d)                                 The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit D.  The Grantee agrees to file the election (or to permit the Limited Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the Award of the LTIP Units hereunder with the IRS Service Center at which such Grantee files his or her personal income tax returns and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.

(e)                                  The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state, or jurisdiction other than the country and state in which such residence is sited.

(f)                                   The representations of the Grantee as set forth above are true and complete to the best of the information and belief of the Grantee, and the Limited Partnership shall be notified promptly of any changes in the foregoing representations.

EXHIBIT D

ELECTION UNDER SECTION 83(b) OF

THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.                                      The name, address, and social security number of the undersigned:

Name:

Address:

Social Security No.:

2.                                      Description of property with respect to which the election is being made:

The election is being made with respect to        LTIP Units in Kite Realty Group, L.P. (the “Limited Partnership”).

3.                                      The date on which the property was transferred is              , 2016.

4.                                      The taxable year to which this election relates is calendar year 2016.

5.                                      Nature of restrictions to which the property is subject:

(a)                                 With limited exceptions, until the LTIP Units vest, the LTIP Units may not be transferred in any manner without the consent of the Limited Partnership.

(b)                                 The LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto.  Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

6.                                      The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.

7.                                      The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.

8.                                      A copy of this statement has been furnished to the Limited Partner and to its sole general partner, Kite Realty Group Trust.

Dated:
(Sign Name)

(Print Name)

Schedule to Section 83(b) Election - Vesting Provisions of LTIP Units

The LTIP Units are subject to performance-based vesting criteria, based on certain absolute and relative total shareholder return thresholds, over a three-year performance period and time-based vesting criteria over a subsequent two-year period, provided that the grantee has continuously provided service to the Company or its affiliates through such dates, subject to acceleration in the event of certain extraordinary transactions.  Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on the failure to satisfy the applicable performance goals and the passage of time and continued service to the Company or its affiliates.

PROCEDURES FOR GRANTEE MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code Section 83(b) in order for the election to be effective:(1)

1.              You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your LTIP Units.

2.              At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

(1)                                 Whether or not to make the election is your decision and may create tax consequences for you.  You are advised to consult your tax advisor if you are unsure whether or not to make the election.

EXHIBIT E

KITE REALTY GROUP TRUST

2013 EQUITY INCENTIVE PLAN

EXHIBIT F

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF KITE REALTY GROUP, L.P.
AND ALL AMENDMENTS THERETO